Exhibit 99.1

SYMS REREGISTERING WITH THE SECURITIES AND EXCHANGE COMMISSION
WILL SEEK NASDAQ LISTING

Secaucus, New Jersey, February 12, 2008 – SYMS Corp (PINK SHEETS: SYMZ), a leading off-price retailer, today announced that it is reregistering its common stock with the SEC.  Moreover, although the Company believes that its listing on the Pink Sheets provided more than enough liquidity for the Company’s shareholders, it will apply to list its shares on the NASDAQ.

In order to avoid the financial and administrative burdens associated with being a SEC reporting company, including those imposed by the Sarbanes-Oxley Act of 2002, the Company had previously filed the necessary papers to deregister its shares with the SEC and they had ceased trading on the New York Stock Exchange.  The Company’s Board of Directors made the decision to deregister and delist only after multiple meetings of both the Board and a special committee of directors and with the assistance of its independent financial and legal advisors.

The Board firmly believes that its decision was the right one for the Company, because it would have resulted in substantial cost savings.  It is unfortunate, however, that since the Board announced its decision, a small number of hedge fund investors have taken it upon themselves to wage an aggressive campaign to persuade shareholders to register small numbers of their shares in the names of multiple holders, thereby making it highly likely that the Company would be required under SEC rules to reregister its shares.  Moreover, these same investors brought what the Company believes is a frivolous lawsuit attacking the Board's business judgment in authorizing the deregistration and delisting.

Although the Company is confident that its Board's business judgment would have been fully vindicated by the Court, in light of the campaign referred to above, the Company believes that the costs and expenses associated with continuing the litigation can no longer be justified.

Marcy Syms, the Chief Exeutive Officer of Syms Corp stated, “We know our decision to deregister was the right decision for our Company and its shareholders. The Board engaged in a thoughtful and deliberate process and, with the assistance of its advisors, concluded that we could generate substantial savings while at the same time providing necessary liquidity to shareholders.  Regrettably, some shareholders disagreed, sued, and mounted a concerted campaign to force the reregistration of our shares. We chose to deregister to save money. We are reregistering for the same reason. We have no intention of wasting further time and money on litigation. We are eager to get on with running the Company and serving our customers. As always, we will continue to look for opportunities to enhance value for all Syms shareholders.”

About SYMS
Syms Corp currently operates a chain of thirty-three "off-price" apparel stores located throughout the Northeastern and Middle Atlantic regions and in the Midwest, Southeast and Southwest.  Each Syms store offers a broad range of first quality, in-season merchandise bearing nationally recognized designer and brand-name labels.

Forward-Looking Statements
Certain information in this press release includes forward-looking statements (as such term is defined in the private securities litigation reform act of 1995) and information relating to the company that are based on the beliefs of the management of the company, as well as assumptions made by and information currently available to the management of the company.  When used in this press release, the words "anticipate", "believe", "estimate", "expect", "intend", "plan" and similar expressions as they relate to the company, identify forward-looking statements. Such statements reflect the current views of the company with respect to future events, the outcome of which is subject to certain risks, including, among others, general economic and market conditions, decreased consumer demand for the company's product, possible disruptions in the company's computer or telephone systems, possible work stoppages, or increase in labor costs, effects of competition, possible disruptions or delays in the opening of new stores or inability to obtain suitable sites for new stores, higher than anticipated store closings or relocation costs, higher interest rates, unanticipated increases in merchandise or occupancy costs and other factors which may be outside the company's control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph.

CONTACTS:

Judith Wilkinson / Eric Brielmann
Joele Frank, Wilkinson Brimmer Katcher
212.355.4449